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                                 EXHIBIT 99(a)

                               NOTICE OF SPECIAL
                            MEETING OF SHAREHOLDERS
                                  OF FIDELITY
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                           FIDELITY RESOURCES COMPANY

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS


     Notice is hereby given that a Special Meeting of Shareholders ("Meeting") of Fidelity Resources Company, a Texas corporation ("Fidelity"), will be held at the offices of Fidelity Bank National Association, a national banking association and indirect subsidiary of Fidelity, located at 6501 Hillcrest, University Park Texas, on ________, January ____, 1998, at _____ p.m., Central time, for the following purposes:

     (1) To approve, ratify, confirm and adopt an Agreement and Plan of Merger dated as of October 10, 1997 ("Merger Agreement"), as amended, providing for the merger ("Merger") of Fidelity with and into Compass Banks of Texas, Inc., a Delaware corporation and a wholly-owned subsidiary of Compass Bancshares, Inc., a Delaware corporation. The terms of the Merger Agreement are described in the attached Proxy Statement/Prospectus, which the Board of Directors of Fidelity encourages each shareholder to review carefully; and

     (2) To consider and transact such other business as may properly come before the Meeting and any adjournments thereof.

     The Board of Directors of Fidelity has fixed ___________, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. Only the holders of shares of Fidelity's common stock of record at the close of business on _____________, 1997 are entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN, SINCE FAILURE TO VOTE BY PROXY OR IN PERSON AT THE MEETING IS EQUIVALENT TO A VOTE AGAINST THE MERGER. EVEN IF YOU PLAN TO ATTEND THE MEETING, AND CERTAINLY IF YOU DO NOT, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE PROMPTLY. SUCH PROXY CAN BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, BY FILING A WRITTEN NOTICE OF REVOCATION, OR BY APPEARING IN PERSON AT THE MEETING AND VOTING BY WRITTEN BALLOT.

                         By Order of the Board of Directors
                         of Fidelity Resources Company



                         President


University Park, Texas
____________, 1997